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                                                                      Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
- - -----------------------------------------

Merrill Lynch & Co., Inc.:

We hereby consent to the use in this Form 11-K Annual Report of our opinion dated June 10, 1994 (relating to the financial statements of the Merrill Lynch & Co., Inc. 401(k) Savings & Investment Plan) appearing in Item (a) of such Form 11-K.


/s/ Deloitte & Touche

New York, New York
June 24, 1994